Filed pursuant to Rule 424(b)(3)
Registration No. 333-219922

Prospect Supplement No. 4
(To Prospectus dated August 9, 2018)

WEED, INC.

This Prospectus Supplement No. 4 (this “Supplement”) contains information that supplements and updates our Prospectus dated August 9, 2018 (the “Prospectus”) and should be read in conjunction with such prospectus and Prospectus Supplement No. 1 dated September 7, 2018, Prospectus Supplement No. 2 dated December 6, 2018, and Prospectus No. 3 dated May 16, 2019.

The Prospectus relates to the resale by the Selling Shareholders beginning on page 9 of the Prospectus of the 8,982,015shares of our common stock held by the Selling Shareholders at a fixed price of $1.00 per share unless our common stock is quoted on the OTCBB, or the OTCQX or OTCQB tiers of OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

I.
Amendment No. 1 to Annual Report on Form 10-K for the Year Ended December 31, 2018

This Supplement is being filed to include the information set forth in our Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2018, which is attached to this Supplement as Exhibit A.

 II.
Other

This Supplement should be read in conjunction with the Prospectus, as amended and supplemented, which is to be delivered with this Supplement.  This Supplement is qualified by reference to the Prospectus, except to the extent that the information in this Supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

There are significant risks associated with an investment in our common stock. These risks are described under the caption “Risk Factors” beginning on page 4 of the Prospectus, as the same may be updated in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Supplement is May 16, 2019

EXHIBIT A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K/A
(Amendment No. 1)

☒ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

OR

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from_____________ to _____________.

Commission file number 000-53727

WEED, INC.

(Exact name of registrant as specified in its charter)

Nevada	83-0452269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4920 N. Post Trail Tucson, AZ	85750
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (520) 818-8582

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

Aggregate market value of the voting stock held by non-affiliates: $101,344,700 as based on last reported sales price of such stock on June 30, 2018. The voting stock held by non-affiliates on that date consisted of 22,774,090 shares of common stock the closing stock price was $4.45.

Applicable Only to Registrants Involved in Bankruptcy Proceedings During the Preceding Five Years:

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes ☐ No ☐

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date. As of April 5, 2019 there were 106,410,685 shares of common stock, $0.001 par value, issued and outstanding.

Documents Incorporated by Reference

List hereunder the following documents if incorporated by reference and the Part of the Form 10-K (e.g., Part I, Part II, etc.) into which the document is incorporated: (1) Any annual report to security holders; (2) Any proxy or information statement; and (3) Any prospectus filed pursuant to rule 424(b) or (c) of the Securities Act of 1933. The listed documents should be clearly described for identification purposes (e.g., annual report to security holders for fiscal year ended December 24, 1980). None.

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 10-K/A (the “Amendment”) to our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”), filed with the United States Securities and Exchange Commission on April 16, 2019 (the “Original Filing Date”), solely to correct two errors on the cover page of the Form 10-K. Our original Form 10-K did not check a box for the question as to whether we are shell company due to an error in the edgarization process, and incorrectly stated we had not posted our Interactive Data Files (XBRL) pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to and post such files). This Amendment accurately answers those questions by marking “No” for the question as to whether we are shell company, and marking “Yes” for the question as to whether we have posted the required Interactive Data Files.

No other changes have been made to the Form 10-K. This Amendment speaks as of the Original Filing Date and does not reflect events that may have occurred subsequent to the Original Filing Date, and does not modify or update in any way the disclosures made in the Form 10-K.

PART IV

ITEM 15 - EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)(1)	Financial Statements

For a list of financial statements and supplementary data filed as part of this Annual Report, see the Index to Financial Statements beginning at page F-1 of this Annual Report.

(a)(2)	Financial Statement Schedules

We do not have any financial statement schedules required to be supplied under this Item.

(a)(3)	Exhibits

Refer to (b) below.

Item No.	Description

3.1 (1)	Articles of Incorporation of WEED, Inc.

3.2 (1)	Bylaws of WEED, Inc.

10.1 (1)	Employment Agreement with Glenn E. Martin dated October 1, 2016

10.2 (1)	Employment Agreement with Nicole Breen dated October 1, 2016

10.3 (1)	Share Exchange Agreement by and between WEED, Inc. and Sangre AT, LLC dated April 20, 2017

10.4 (1)	Promissory Note dated July 26, 2017 issued to A.R. Miller for acquisition of La Veta, CO Property

10.5 (1)	Deed of Trust dated July 26, 2017 related to acquisition of La Veta, CO Property

10.6 (2)	Form of Securities Purchase Agreement

10.7 (2)	Form of Warrant Agreement

10.8 (2)	Purchase and Sale Agreement by and between WEED, Inc. and Greg DiPaolo’s Pro Am Golf, LLC dated October 24, 2017

10.9 (3)	Amendment No. 1 to Promissory Note by and between WEED, Inc. and A.R. Miller dated January 12, 2018

10.10 (3)	Amended & Restated Employment Agreement with Glenn E. Martin dated February 1, 2018

10.11 (3)	Amended & Restated Employment Agreement with Nicole M. Breen dated February 1, 2018

10.12 (3)	Form of WEED, Inc. Restricted Stock Agreement

10.13 (3)	Form of WEED, Inc. Notice of Grant of Non-Qualified Stock Options

10.14 (3)	Wage Settlement and Release Agreement with Ryan Breen dated February 1, 2018

ITEM 15 - EXHIBITS, FINANCIAL STATEMENT SCHEDULES (CONTINUED)

10.15 (4)	Second Addendum to Purchase and Sale Agreement Greg DiPaolo's Pro Am Gold, LLC dated February 19, 2018

10.16 (5)	Exclusive License and Assignment Agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. dated March 1, 2019

10.17 (5)	Consulting Agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and Prof. Elka Touitou dated March 1, 2019

21.1 (6)	Subsidiaries of WEED, Inc.

31.1*	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer (filed herewith).

31.2*	Rule 13a-14(a)/15d-14(a) Certification of Chief Accounting Officer (filed herewith).

32.1*	Section 1350 Certification of Chief Executive Officer (filed herewith).

32.2*	Section 1350 Certification of Chief Accounting Officer (filed herewith).

101.INS **	XBRL Instance Document

101.SCH **	XBRL Taxonomy Extension Schema Document

101.CAL **	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF **	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB **	XBRL Taxonomy Extension Label Linkbase Document

101.PRE **	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

(1)	Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on August 11, 2017.

(2)	Incorporated by reference from the Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on November 16, 2017.

(3)	Incorporated by reference from the Amendment No. 2 to our Registration Statement on Form S-1 filed with the Commission on February 1, 2018.

(4)	Incorporated by reference from the Amendment No. 3 to our Registration Statement on Form S-1 filed with the Commission on April 30, 2018.

(5)	Incorporated by reference from the Current Report on Form 8-K filed with the Commission on March 7, 2019.

(6)	Incorporated by reference from the Annual Report on Form 10-K filed with the Commission on April 16, 2019.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WEED, Inc.

Dated: May 14, 2019	/s/ Glenn E. Martin
By: Glenn E. Martin
Its: Chief Executive Officer (Principal Executive Officer), President, and Chief Financial Officer (Principal Financial Officer)

Dated: May 14, 2019	/s/ Nicole M. Breen
By: Nicole M. Breen
Its: Secretary and Treasurer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: May 14, 2019	/s/ Glenn E. Martin
By: Glenn E. Martin, Director

Dated: May 14, 2019	/s/ Nicole M. Breen
By: Nicole M. Breen, Director

EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer

I, Glenn E. Martin, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of WEED, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exhibit Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

 (a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 14, 2019
/s/ Glenn E. Martin
	By:	Glenn E. Martin
Chief Executive Officer

EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer

I, Glenn E. Martin, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of WEED, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exhibit Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 14, 2019
/s/ Glenn E. Martin
	By:	Glenn E. Martin
Chief Financial Officer and Principal Accounting Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of WEED, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Glenn E. Martin, President of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2019
/s/ Glenn E. Martin
	By:	Glenn E. Martin
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to WEED, Inc. and will be retained by WEED, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of WEED, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Glenn E. Martin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2019
/s/ Glenn E. Martin
	By:	Glenn E. Martin
Chief Financial Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to WEED, Inc. and will be retained by WEED, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.